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EXHIBIT 23.1

As independent public accountants, we hereby consent to the incorporation of our report dated July 10, 2002 included in this Form 11-K into the Company's previously filed Registration Statement File No. 33-31805 on Form S-8.



/s/ Goldenberg Rosenthal, LLP
Jenkintown, Pennsylvania
July 10, 2002


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